Exhibit 10.37

THIS NOTE (AS HEREINAFTER DEFINED) AND THE SECURITIES ISSUABLE IN ACCORDANCE HEREWITH HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE UNITED STATES OF AMERICA (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

NATIONAL STEM CELL HOLDING, INC.

10% Note

$25,000                May 4, 2007

FOR VALUE RECEIVED, National Stem Cell Holding, Inc, a Delaware corporation (the "Company"), hereby promises to pay to the order of Aryeh Hirsch ("Holder"), the principal amount of twenty-five thousand dollars ($25,000) ("Note Amount"), together with interest on the unpaid principle balance of this note from time to time outstanding as hereinafter provided (the "Note").

This Note is issued pursuant to the Securities Purchase Agreement dated as of March 29, 2007, by and between Company and the Investors (as defined therein) (the "Purchase Agreement") and is subject to all of the terms and conditions stated in such Purchase Agreement, which is hereby incorporated herein in full by reference.

1.

PAYMENT OF PRINCIPAL. The Company will pay to the Holder the principal amount of $25,000 (or such lesser principal amount then outstanding), together with all accrued and unpaid interest not later than 5:00 p.m., Eastern Standard Time, on the earlier of (i) the date which is one hundred and eighty three (183) days after receipt by the Company of the full Note Amount, or (ii) the receipt by the Company of not less than $1.5 million ("Minimum Capital") in conjunction with a private placement, or a public offering, of its Common Stock, provided, that such Minimum Capital shall be available to the Company in immediately available funds after repayment of all debts outstanding on the last day of the month in which the Company receives such Minimum Capital amount. The due date pursuant to this Section 1 shall be referred to herein as the Maturity Date.

2.

PAYMENT OF INTEREST.

(i)

The Company will pay to Holder interest at a rate equal to ten percent (10%) per annum (based on a three hundred and sixty five (365) day year), on the unpaid principle amount of this Note outstanding from time to time, or, if less, at the highest rate then permitted under applicable law. Interest payments shall be made monthly beginning June 1, 2007. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the Maturity Date. Interest shall accrue on the principal amount of this Note until such time as payment therefore is actually delivered to the Holder.

(ii)

From and during the occurrence of an Event of Default (as defined below), the outstanding principal of this Note shall, at the option of Holder, bear interest (including post-petition interest in any proceeding under the federal Bankruptcy Code or other applicable bankruptcy laws), at a rate which is the lesser of (x) 8% per annum in excess of the interest rate otherwise payable under this Note, and (y) the highest interest rate permitted by law. Payment or acceptance of the increased rate of interest provided for in this Section 2 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Holder.

3.

METHOD OF PAYMENT. Principal and accrued interest shall be payable in immediately available funds in lawful money of the United States of America. Principal and interest shall be paid at such place as the Holder may designate in writing to the Company.

4.

PREPAYMENT. Subject to Section 5 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note, and any accrued but unpaid interest thereon. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Company of its obligation to repay the entire Note amount pursuant to Sections 1 and 2 above. Not less than five (5) days prior to any intended prepayment, the Company shall send written notice to the Holder of the Company's election to make such prepayment on this Note ("Prepayment Notice") and the date on which such prepayment shall be made.

5.

APPLICATION OF PAYMENTS. All payments received on this Note shall be applied first to the payment of all accrued but unpaid interest and then to the reduction of any outstanding principal.

6.

DEFAULT

(1)

Rights upon Default. If any one of the events set forth in Section 6 (ii) (each an "Event of Default") shall occur and be continuing for a period of thirty (30) after receipt of notice of such Event of Default by the Holder, the Holder may demand the entire unpaid principal of this Note and the interest then accrued on this Note to become and be immediately due and payable. The Holder may also demand that the Company issue to it ten percent (10%) of the then outstanding unpaid principle of the Note in shares of Common Stock; The conversion into shares of Common Stock shall be at a rate equal to the average price of Common Stock during the five (5) days prior to the date of the Event of Default. This shall not constitute repayment of principle which will remain outstanding until such time as satisfied by the company.

(ii)

Events of Default. It shall be an Event of Default if:

A.

the Company fails to pay immediately, when due and payable, any amount of and/or interest on this Note, and such failure to pay is not cured within ten (10) days after the occurrence thereof;

B.

the Company breaches any representation, warranty or covenant in this Note, and such breach is not waived by the Holder or cured within ten (10) days after the occurrence thereof;

C.

any representation, warranty or certification contained in this Note is false or misleading, to the detriment of Holder, in any material respect on the date made or furnished; or

D.

the Company shall (i) apply for or consent in writing to the appointment of a receiver, custodian, trustee or liquidator of it or of all of its assets, (ii) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect), (iii) file a petition seeking to take advantage of the laws relating to bankruptcy, insolvency or reorganization, or (iv) fail to controvert, or acquiesce to, any petition filed against it in an involuntary case under the federal Bankruptcy Code which is not dismissed, bonded or discharged within thirty (30) days (collectively, "Bankruptcy").

7.

NO IMPAIRMENT. The Company will not, by amendment of its Certification of Incorporation or through any reorganization, consolidation, or dissolution, seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

8.

COMMON STOCK; REGISTRATION RIGHTS. The Company acknowledges and agrees that the shares of Common Stock that could be issued under Section 6 shall have the rights and benefits contained in that certain Purchase Agreement executed on the date hereof.

9.

PRIORITY LIEN; SENIORITY

The Company represents, warrants and covenants that in the event of Bankruptcy of the Company, this Note and the indebtedness evidenced hereby, collectively, with all other Notes issued pursuant to the Purchase Agreement, shall:

(i)

become secured by a lien on the assets of the Company and its wholly-owned subsidiaries as of the date of such Bankruptcy; and

(ii)

be senior in right of payment in full to the payment of all Indebtedness of the Company created after the date of this Note. The term "Indebtedness" means, the principal of or premium (if any) in respect of all indebtedness, liabilities and obligations for money borrowed and indebtedness, liabilities and obligations evidenced by securities, debentures, letters of credit, bonds or other similar instruments (including purchase money obligations) for payment.

11. MISCELLANEOUS

(i)

Waiver of Usury, Stay or Extension Laws. The Company will not at any time voluntarily insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any usury law, stay or extension wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the enforcement of any right of the Holder on such basis.

(ii)

Amendment. No provision of this Note may be waived, altered or amended, except by written agreement between the parties.

(iii)

 Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof.

(iv)

Entire Agreement. This Note, together with the Purchase Agreement, sets forth the entire agreement between the parties hereto relating to the subject matter hereof and supersedes any prior oral or written agreement between the parties.

(v)

Severability. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

(vi)

Exchange or Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, the Company, upon delivery of a bond of indemnity satisfactory to it (or in case of mutilation upon surrender and cancellation of such Note), will issue a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

(vii)

Securities Act of 1933. This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred or assigned unless so registered or an exemption from registration under the Act is available. Upon issuance of any Common Stock hereunder, the Holder may be required to execute and deliver to the Company an instrument representing that the issuable securities are being acquired for investment and not with a view to distribution within the meaning of the Act.

(viii)

Notice. Any notice, demand, request, waiver or other communication under this Note shall be given in accordance with the notice provisions of the Purchase Agreement.

(ix)

Successors and Assigns. All rights, covenants and agreements of the parties herein shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and permitted assigns. The obligations and rights of either the Company or the Holder may be assigned, sold or transferred without the written consent of the other.

(x)

Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the principles of conflict of law thereof.

IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered as a sealed instrument at the place and on the date first set forth above by a duly authorized representative of the Company.

NATIONAL STEM CELL HOLDING, INC.

By: /s/ Michael Cohen

Name: Michael Cohen

Title: Chief Executive Officer